Electronic Articles of Incorporation
For

P08000003107
FILED
January 09, 2008
Sec. Of State
lpoole

ALERT MERCHANT SERVICES, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

ALERT MERCHANT SERVICES, INC.

Article II

The principal place of business address:

5700 MEMORIAL HWY
202A
TAMPA, FL. 33615

The mailing address of the corporation is:

5700 MEMORIAL HWY
202A
TAMPA, FL. 33615

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

50,000,000

Article V

The name and Florida street address of the registered agent is:

RENE MORISSETTE
5700 MEMORIAL HWY
202A
TAMPA, FL. 33615

I certify that I am familiar with and accept the responsibilities of registered agent.

P08000003107
FILED
January 09, 2008
Sec. Of State
lpoole

Registered Agent Signature: RENE MORISSETTE

Article VI

The name and address of the incorporator is:

RENE MORISSETTE
5700 MEMORIAL HWY
202A
TAMPA, FL 33618

Incorporator Signature: RENE MORISSETTE

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P,S
RENE MORISSETTE
5700 MEMORIAL HWY, SUITE 202A
TAMPA, FL. 33615

Title: VP
VENANCIO PARDO
5700 MEMORIAL HWY, SUITE 202A
TAMPA, FL. 33615

Title: T
CRISTINO L PEREZ
5700 MEMORIAL HWY, SUITE 202A
TAMPA, FL. 33615

Article VIII

The effective date for this corporation shall be:

01/04/2008